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                                                                   EXHIBIT 10.32

                 DESCRIPTION OF INCENTIVE BONUS ARRANGEMENTS
                         FOR NAMED EXECUTIVE OFFICERS

     In 1996, the Company implemented a new incentive bonus program for its executive officers. Bonuses under the program will be paid in cash at the end of each fiscal year. The target bonus for each Named Executive Officer is 50% of his or her base salary. Named Executive Officers other than Susan Gaither Jones will be awarded bonuses according to the following schedule:

                Pre-bonus, Pre-tax               Percentage of
              Profit as a Percentage             Target Bonus
                   of Net sales                     Payable
              ----------------------             -------------
                  Less than 5.5%                     ---
                    5.5% to 6.5%                      25%
                    6.5% to 7.5%                      50%
                    7.5% to 8.5%                      75%
                    8.5% to 9.5%                     100%
                   9.5% to 10.5%                     125%
                 More than 10.5%                     150%

Because her responsibilities are wholly within the sales area, Susan Gaither Jones's bonus program is a function of (i) the Company's pre-bonus, pre-tax profit as a percentage of net sales and (ii) the extent to which she has met, exceeded or has failed to meet her individual sales quota. Ms. Jones will be awarded bonuses according to the following schedule:

                                           Percentage of Quota Met
          Pre-bonus, Pre-tax           ---------------------------------
        Profit as a Percentage         Less Than     95% to     100 % or
             of Net Sales                 95%         100%        More
        ----------------------         ---------     ------     --------
            Less than 4.5%                ---          ---         ---
              4.5% to 8.5%                ---         25.0%       50.0%
              8.5% to 9.5%                ---         50.0%      100.0%
             9.5% to 10.5%                ---         62.5%      125.0%
           More than 10.5%                ---         75.0%      150.0%